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                                                                    EXHIBIT 99.1

                    GRANAHAN MCCOURT ACQUISITION CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The board of directors (the "Board") of Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Company"), hereby establishes the Audit Committee of the Board with the following purpose, authority, powers, duties and responsibilities.

I. PURPOSE

          The purpose of the Audit Committee is to represent and assist the Board of the Company in its general oversight of the Company's accounting and financial reporting processes, audits of the financial statements, and internal control and audit functions by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

     - Serve as an independent and objective party to monitor the Company's financial reporting process, audits of financial statements and internal control system;

     - Review and appraise the audit efforts of the Company's independent registered public accounting firm (the "Independent Auditor") and internal finance department; and

     - Provide an open avenue of communication among the Independent Auditor, financial and senior management, the internal finance department, and the Board.

          The Audit Committee members are not required to be professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the Independent Auditor, nor can the Audit Committee certify that the Independent Auditor is "independent" under applicable rules. The Audit Committee serves a Board level oversight role where it oversees the relationship with the Independent Auditor, as set forth in this charter, receives information and provides advice, counsel and general direction, as it deems appropriate, to management and the Independent Auditor, taking into account the information it receives, discussions with the Independent Auditor, and the experience of the Audit Committee's members in business, financial and accounting matters.

          The Audit Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section III.

II. MEMBERSHIP AND STRUCTURE

     The Audit Committee consists of at least three directors determined by the Board to meet the director and audit committee member independence requirements and financial literacy requirements of the American Stock Exchange, Inc. ("AMEX"), subject to any compliance grace periods permitted by AMEX. At least one member of the Audit Committee must be financially sophisticated and an audit committee financial expert, as determined by the Board, pursuant to the requirements of AMEX and Item

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401(h) of Regulation S-K, as amended, and no Audit Committee member may have participated in the preparation of the financial statements of the Company or any of the Company's current subsidiaries at any time during the past three years. Appointment to the Audit Committee and the designation of any Audit Committee members as "audit committee financial experts" shall be made on an annual basis by the full Board.

     Meetings of the Audit Committee shall be held at such times and places as the Audit Committee shall determine, including by written consent, on a quarterly basis. When necessary or appropriate, the Audit Committee shall meet in executive session outside of the presence of any senior officer of the Company. The Chair of the Audit Committee shall report on activities of the Audit Committee to the full Board. In fulfilling its responsibilities, the Audit Committee shall have authority to delegate its authority to subcommittees, in each case to the extent permitted by applicable law.

III. RESPONSIBILITIES

     The Audit Committee:

     - is directly responsible for the appointment, compensation, retention and oversight of the work of the Independent Auditor (including the resolution of disagreements between management and the Independent Auditor regarding financial reporting). The Independent Auditor shall report directly to the Audit Committee and have ultimate accountability to the Audit Committee.

     - reviews and updates this Charter of the Audit Committee, at least annually, as conditions dictate.

     - reviews and discusses with the Independent Auditor the written statement from the Independent Auditor concerning any relationship between the Independent Auditor and the Company or any other relationships that may adversely affect the independence of the Independent Auditor consistent with Independence Standards Board ("ISB") Standard 1, as it may be modified or supplemented, and, based on such review, assesses the independence of the Independent Auditor.

     - reviews and discusses with the Independent Auditor annually the matters required to be discussed by Statement on Audited Standards ("SAS") 61, as it may be modified or supplemented.

     - establishes policies and procedures for the review and pre-approval by the Audit Committee of all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the Independent Auditor, to the extent required by Section 202 of the Sarbanes-Oxley Act.

     -    reviews and discusses with the Independent Auditor on a timely basis:
          (a) its audit plans and audit procedures, including the scope, fees and timing of the audit; (b) the results of the annual audit examination and accompanying management letters; and (c) the results of the Independent Auditor's procedures with respect to interim periods.

     -    reviews and discusses with the Independent Auditor on a timely basis:
          (a) all critical accounting policies and practices used by the Company; (b) alternative accounting treatments within generally accepted accounting principles in the United States ("GAAP") related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the Independent Auditor; and (c) other material written communications between the Independent Auditor and management, such as any management letter or schedule of unadjusted differences.


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     -    reviews and discusses with the Independent Auditor on a timely basis the Independent Auditor's judgments as to the quality, not just the acceptability, of the Company's accounting principles, financial reporting processes, both internal and external, and such further matters as the Independent Auditor presents to the Audit Committee under GAAP.

     - discusses with the Company's officers and the Independent Auditor quarterly earnings press releases, including the interim financial information and other disclosures included therein, reviews the year-end audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, if deemed appropriate, recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year.

     - reviews and discusses with the Company's officers and the Independent Auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between the Company's officers and the Independent Auditors.

     - reviews and discusses with the Company's officers the Company's major financial risk exposures and the steps the Company's officers have taken to monitor and control such exposures.

     -    reviews and approves related-party transactions.

     - reviews and discusses with the Independent Auditor and the Company's officers: (a) the adequacy and effectiveness of the Company's internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the Independent Auditor or management); (b) the Company's internal audit procedures; and (c) the adequacy and effectiveness of the Company's disclosures controls and procedures, and management reports thereon.

     - reviews annually with the Company's officers the scope of the internal audit program, and reviews annually the performance of both the internal audit group and the Independent Auditor in executing their plans and meeting their objectives.

     -    reviews the use of auditors other than the Independent Auditor.

     - establishes procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - establishes policies for the hiring of employees and former employees of the Independent Auditor.

     - establishes regular and separate systems of reporting to the Audit Committee by each of management and the Independent Auditor regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.

     - following completion of the annual audit, reviews separately with each of management and the Independent Auditor any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.


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     -    reviews any significant disagreement among management and the
          Independent Auditor in connection with the preparation of the financial statements.

     - reviews with the Independent Auditor and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

     - ensures that management has the proper review system in place to ensure that Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

     - reviews activities, organizational structure, and qualifications of the internal finance department.

     - reviews, with the Company's counsel, legal compliance matters, including corporate securities trading policies.

     - reviews, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

     - publishes the report of the Audit Committee required by the rules of the United States Securities and Exchange Commission to be included in the Company's annual proxy statement.

     - when appropriate, designates one or more of its members to perform certain of its duties on its behalf, subject to such reporting to or ratification by the Audit Committee as the Audit Committee shall direct.

     - performs any other activities consistent with this Charter of the Audit Committee, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

IV. ADVISORS; FUNDING

          The Audit Committee shall have the authority to retain independent legal counsel and independent accountants and other advisors as it deems necessary and appropriate to carry out its duties and responsibilities hereunder. The Company shall provide appropriate funding, as determined by the Audit Committee, for (i) payment of compensation to the Independent Auditor employed by the Company to render or issue an audit report or to perform other audit, review or attest services of the Company and the advisors referred to in the immediately preceding sentence employed by the Audit Committee and (ii) payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.


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